UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 15, 2005
 Date of Report (Date of earliest event reported)

HESKA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-22427	77-0192527
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(Address of principal executive offices, including zip code)

(970) 493-7272
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          At a meeting held on December 15, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Heska Corporation (the “Company”) approved the terms of a management incentive plan (the “MIP”) for fiscal year 2006. Any MIP payouts will be based on the Company’s fiscal year 2006 net income in excess of one dollar. MIP participants will have targets ranging from 25% to 50% of base salary. At such meeting, the Committee also approved the grant of options to purchase an aggregate of 1,300,000 shares of Company’s common stock to executive officers and key managers. All such options were immediately vested on the December 15 grant date with an exercise price equal to the closing price on the grant date.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation
Dated: December 16, 2005	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President, Chief Financial Officer and Secretary